Frank M. Macerato
702 W. Hamilton Street
Allentown, PA  18101



May 15, 2013




Securities and Exchange Commission
450 5th Street N.W.
Washington, Dc  20549

Attention:  Filing Desk

RE:  Lehigh Gas Partners LP (LGP)

To Whom It May Concern

As permitted by instruction 7 of Form 3, Form 4, and Form 5, I hereby authorize Michelle Henriquez and Karen Yeakel, severally and not jointly, to sign and file on my behalf any Forms 3, 4 or 5 that I am required to file with respect to the securities of Lehigh Gas Partners LP.

I acknowledge that neither Michelle Henriquez nor Karen Yeakel is assuming any of my responsibilities to comply with Section 16 of the Securities Exchange Act.

						Sincerely
						/s/ Frank M. Macerato
						Frank M. Macerato

Frank M. Macerato, personally known to me, appeared before me and acknowledged that he signed the foregoing letter as his own act.

Sworn to and subscribed before me this 15th day of May 2013

Notary: /s/ Eileen M. Watson
COMMONWEALTH OF PENNSYLVANIA
Notarial Seal
Eileen M. Watson, Notary Public
City of Allentown, Lehigh County
My Commission Expires Jan. 23, 2017
MEMBER, PENNSYLVANIA ASSOCIATION OF NOTARIES